Exhibit 10.12

EMPLOYMENT AGREEEMENT

This Employment Agreement (“Agreement”) is made between Candel Therapeutics, Inc., a Delaware corporation (the “Company”), and Francesca Barone, M.D., Ph.D. (the “Executive”) and is made effective as of February 3, 2022 (the “Effective Date”).

WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company on the new terms and conditions contained herein: and

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follow:

1.
Employment.
(a)
Term. The Company shall employ the Executive and the Executive shall be employed by the Company pursuant to this agreement commencing as of the Effective Date and continuing until such employment is terminated in accordance with the provisions hereof (the “Term”). The Executive’s employment with the Company shall continue to be “at will,” meaning that the Executive’s employment may be terminated by the Company or the Executive at any time and for any reason subject to the terms of this Agreement.
(b)
Position and Duties. The Executive shall serve as the Chief Scientific Officer of the Company. The Executive shall devote the Executive’s full working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, as long as such services and activities do not interfere with the Executive’s performance of the Executive’s duties to the Company, the Executive may (i) engage in religious, charitable or other community activities, and (ii) serve on boards of directors of companies that are not competitive with the Company, do not otherwise present a conflict of interest and would not otherwise interfere with Executive’s responsibilities and the performance of Executive’s duties hereunder, subject to the prior written approval of the Board.
2.
Compensation and Related Matters.
(a)
Base Salary. The Executive’s initial base salary shall be paid at a rate of $388,500.00 per year. The Executive’s base salary shall be reviewed for increase annually by the CEO and/or Compensation Committee of the Board (the “Compensation Committee”). The base salary in effect at any given time is referred to herein as “Base Salary.” The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for employees.

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(b)
Incentive Compensation.
(i)
The Executive shall be eligible to receive cash incentive compensation as determined by the Board or the Compensation Committee from time to time. The Executive’s initial target annual incentive compensation shall be 40% of the Executive’s Base Salary. The target annual bonus incentive compensation in effect at any given time is referred to herein as “Target Bonus.” The actual amount of the Executive’s annual incentive compensation, if any, shall be determined in discretion by the CEO and the Compensation Committee, subject to the terms of any applicable incentive compensation plan that may be in effect from time to time. Except as otherwise provided herein, as may be provided by the CEO or the Compensation Committee or as may otherwise be set forth in the applicable compensation plan, the Executive must be employed by the Company on the day such annual incentive compensation is paid to receive any annual incentive compensation; provided, however, that such annual incentive compensation will be paid no later than March 15th of the following year.
(c)
Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive during the Term in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its employees.
(d)
Other Benefits. The Executive shall be eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans.
(e)
Paid Time Off. The Executive shall be entitled to take paid time off in accordance with the Company’s applicable paid time off policy as may be in effect from time to time. The Executive shall also be entitled to all paid holidays given by the Company to its executive officers.
(f)
Equity. In connection with the Executive’s promotion to the role of Chief Scientific Officer, the Company has granted the Executive an option to purchase 40,000 shares of the Company’s common stock, subject to time-based vesting as follows: 1/48 shall vest monthly following February 3, 2022 until all are vested, in each ease subject to Executive’s continued employment with the Company on each such vesting date. The equity awards held by the Executive shall be governed by the terms and conditions of the Company’s applicable equity incentive plan(s) and the applicable award agreement(s) governing the terms of such equity awards held by the Executive (collectively, the “Equity Documents”); provided, however, and notwithstanding anything to the contrary in the Equity Documents, all stock options and other stock-based awards held by the Executive that are subject solely to time-based vesting (the “Time-Based Equity Awards”) shall immediately accelerate and become fully vested and exercisable or nonforfeitable if a Change in Control (to be defined in the Equity Documents) occurs and within one (1) month prior to, or within twelve (12) months after, the effective time of such Change in Control, your employment terminates due to an involuntary termination (not including death or Disability) without Cause (as defined below) or due to your voluntary termination with Good Reason (as defined below).

Candel Therapeutics, 117 Kendrick St., Needham, MA 02494
Tel. 617-916-5445

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3.
Termination. The Executive’s employment hereunder may be terminated without any breach of this Agreement under the following circumstances:
(a)
Death. The Executive’s employment hereunder shall terminate upon his death.
(b)
Disability. The Company may terminate the Executive’s employment if the Executive is disabled and unable to perform the essential functions of the Executive’s then existing position or positions under this Agreement with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive’s then existing position or positions with or without reasonable accommodation, the Executive may, and at the request of the Company shall, submit to the Company a certificate in reasonable detail by a physician selected by the Company to who the Executive or Executive’s guardian has not reasonable objections as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification, the Company’s determination of such issue shall be binding on the Executive. Nothing in this Section 3(b) shall be construed to waive the Executive’s rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. §2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. §12101 et seq.
(c)
Termination by the Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause. For purposes of this Agreement, “Cause” shall mean any of the following, as expressly determined by the Board:
(i)
Executive’s conviction of any felony or any crime involving fraud or dishonesty;
(ii)
Executive’s participation in a fraud, act of dishonesty or other act of gross misconduct that adversely affect the Company;
(iii)
Conduct by the Executive that demonstrates Executive’s gross unfitness to serve;
(iv)
Executive’s violation of any statutory or fiduciary duty, or duty of loyalty, owed to the Company;
(v)
Executive’s breach of any material term of any contract between such Executive and the Company; and/or
(vi)
Executive’s material violation of Company policy.

Candel Therapeutics, 117 Kendrick St., Needham, MA 02494
Tel. 617-916-5445

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Whether a termination is for Cause shall be decided by the Board in their exclusive judgement and discretion, exercised in good faith. Prior to any termination for Cause pursuant to each event listed in (iv), (v) and (vi) above, to the extent such event(s) is capable of being cured by the Executive, (A) the Company shall give the Executive notice of such event(s), which notice shall be specify in reasonable detail the circumstances constituting Cause, and (B) there shall be no Cause with respect to any such event(s) if the Board determines in good faith that such events have been cured by Executive within fifteen (15) days after the delivery of such notice.

(d)
Termination by the Company without Cause. The Company may terminate the Executive’s employment hereunder at any time without Cause. Any termination by the Company of the Executive’s employment under this Agreement which does not constitute a termination for Cause under Sections 3(c) and docs not result from the death or disability of the Executive under Section 3(a) or (b) shall be deemed a termination without Cause.
(e)
Termination by the Executive. The Executive may terminate employment hereunder at any time for any reason, including but not limited to, Good Reason by delivery of written notice to the Company effective fifteen (15) days after the date of delivery of such notice. For purposes hereof, “Good Reason” shall mean that the Executive has completed all steps of the Good Reason Process (hereinafter defined) following the occurrence of any of the following events without the Executive’s consent (each, a “Good Reason Condition”):
(i)
a material reduction by the Company of Executive’s Base Salary as initially set forth herein or as the same may be increased from time to time, provided, however, that if such reduction occurs in connection with a Company-wide decrease in executive team compensation, such reduction shall not constitute Good Reason;
(ii)
a material breach of this Agreement by the Company;
(iii)
the relocation of Executive’s principal place of employment, without Executive’s consent, in a manner that lengthens his one-way commute distance by twenty-five (25) or more miles from his then-current principal place of employment immediately prior to such relocation; or
(iv)
a material reduction in Executive’s duties, authority, or responsibilities relative to Executive’s duties, authority, or responsibilities in effect immediately prior to such reduction unless Executive is performing duties and responsibilities for the Company or its successor that are similar to those Executive was performing for the Company immediately prior to such transaction.

The “Good Reason Process” consists of the following steps:

(i)
the Executive reasonably determines in good faith that a Good Reason Condition has occurred;
(v)
the Executive notifies the Company in writing of the first occurrence of the Good Reason Condition within 30 days of the first occurrence of such condition;

Candel Therapeutics, 117 Kendrick St., Needham, MA 02494
Tel. 617-916-5445

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(vi)
the Executive cooperates in good faith with the Company’s efforts, for a period of not less than 30 days following such notice (the “Cure Period”), to remedy the Good Reason Condition;
(vii)
notwithstanding such efforts, the Good Reason Condition continues to exist; and
(viii)
the Executive terminates employment within 30 days after the end of the Cure Period.

If the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred.

4.
Matters Related to Termination.
(a)
Notice of Termination. Except for termination as specified in Section 3(a), any termination of the Executive’s employment by the Company or any such termination by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.
(b)
Date of Termination. “Date of Termination” shall mean: (i) if the Executive’s employment is terminated by death, the date of death; (ii) if the Executive’s employment is terminated on account of disability under Section 3(b) or by the Company for Cause under Section 3(c), the date on which Notice of Termination is given; (iii) if the Executive’s employment is terminated by the Company without Cause under Section 3(d), the date on which a Notice of Termination is given or such later date specified by the Company in the Notice of Termination if agreed to by the Executive; (iv) if the Executive’s employment is terminated by the Executive under Section 3(c) other than for Good Reason, 30 days after the date on which a Notice of Termination is given, and (v) if the Executive’s employment is terminated by the Executive under Section 3(c) for Good Reason, the date on which a Notice of Termination is given after the end of the Cure Period. Notwithstanding the foregoing, in the event that the Executive gives a Notice of Termination to the Company, the Company may unilaterally accelerate the Date of Termination and such acceleration shall not result in a termination by the Company for purposes of this Agreement.
(c)
Accrued Obligations. If the Executive’s employment with the Company is terminated for any reason, the Company shall pay or provide to the Executive (or to the Executive’s authorized representative or estate) (i) any Base Salary earned through the Date of Termination; (ii) unpaid expense reimbursements (subject to, and in accordance with. Section 2(c) of this Agreement); and (iii) any vested benefits the Executive may have under any employee benefit plan of the Company through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans (collectively, the “Accrued Obligations”).

Candel Therapeutics, 117 Kendrick St., Needham, MA 02494
Tel. 617-916-5445

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(d)
Resignation of All Other Positions. To the extent applicable, the Executive shall be deemed to have resigned from all officer and board member positions that the Executive holds with the Company or any of its respective subsidiaries and affiliates upon the termination of the Executive’s employment for any reason. The Executive shall execute any documents in reasonable form as may be requested to confirm or effectuate any such resignations.
5.
Severance Pay and Benefits Upon Termination by the Company without Cause or by the Executive for Good Reason. If the Executive’s employment is terminated by the Company without Cause as provided in Sections 3(d), or the Executive terminates employment for Good Reason as provided in Section 3(c), then, in addition to the Accrued Obligations, and subject to (i) the Executive signing a separation agreement and release in a form and manner satisfactory to the Company, which shall include, without limitation, a general release of claims against the Company and all related persons and entities, a reaffirmation of all of the Executive’s Continuing Obligations (as defined below), and shall provide that if the Executive breaches any of the Continuing Obligations, all payment of Severance Amount shall immediately cease (the “Separation Agreement and Release”), and (ii) the Separation Agreement and Release becoming irrevocable, all within 60 days after the Date of Termination (or such shorter period as set forth in the Separation Agreement and Release), which shall include a seven (7) business day revocation period:
(a)
the Company shall pay the Executive an amount equal to (A) 9 months of the Executive’s then-current Base Salary plus (B) the Executive’s Target Bonus for the then- current year (the “Severance Amount”): provided that in the event the Executive is entitled to any payments pursuant to the Restrictive Covenants Agreement, the Severance Amount received in any calendar year will be reduced by the amount the Executive is paid in the same such calendar year pursuant to the Restrictive Covenants Agreement (the “Restrictive Covenants Agreement Setoff”): and
(b)
subject to the Executive’s copayment of premium amounts at the applicable active employees’ rate and the Executive’s proper election to receive benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall pay to the group health plan provider or the COBRA provider a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to the Executive if the Executive had remained employed by the Company until the earliest of (A) the 9 month anniversary of the Date of Termination; (B) the date that the Executive becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of the Executive’s health continuation rights under COBRA; provided, however, that if the Company determines that it cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then the Company shall convert such payments to payroll payments directly to the Executive for the time period specified above. Such payments to the Executive shall be subject to tax-related deductions and withholdings and paid on the Company’s regular payroll dates.

The amounts payable under Section 5, to the extent taxable, shall be paid out in substantially equal installments in accordance with the Company’s payroll practice over 9 months

Candel Therapeutics, 117 Kendrick St., Needham, MA 02494
Tel. 617-916-5445

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commencing within 60 days after the Date of Termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, such payments, to the extent they qualify as “non-qualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the Date of Termination. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).

6.
Section 409A.
(a)
Anything in this Agreement to the contrary notwithstanding, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Code, the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement on account of the Executive’s separation from service would be considered deferred compensation otherwise subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after the Executive’s separation from service, or (B) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule.
(b)
All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.
(c)
To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).
(d)
The parties intend that this Agreement will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner

Candel Therapeutics, 117 Kendrick St., Needham, MA 02494
Tel. 617-916-5445

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so that all payments hereunder comply with Section 409A of the Code. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party.
(e)
The Company makes no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.
7.
Continuing Obligations.
(a)
Restrictive Covenants Agreements. The Executive acknowledges and agrees that the Executive previously executed a Proprietary Information, Inventions, Non-competition and Non-Solicitation Agreement attached hereto as Exhibit A (the “Restrictive Covenants Agreement”) before the commencement of the Executive’s employment, and reaffirms her obligations thereunder. For purposes of this Agreement, the obligations in this Section 7 and those that arise in the Restrictive Covenants Agreement and any other agreement relating to confidentiality, assignment of inventions, or other restrictive covenants shall collectively be referred to as the “Continuing Obligations.”
(b)
Third-Party Agreements and Rights. The Executive hereby confirms that the Executive is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Executive’s use or disclosure of information, other than confidentiality restrictions (if any), or the Executive’s engagement in any business of the Company’s. The Executive represents to the Company that the Executive’s execution of this Agreement, the Executive’s employment with the Company and the performance of the Executive’s proposed duties for the Company will not violate any obligations the Executive may have to any such previous employer or other party. In the Executive’s work for the Company, the Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Executive will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.
(c)
Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall cooperate fully with the Company in (i) the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Executive was employed by the Company, and (ii) the investigation, whether internal or external, of any matters about which the Company believes the Executive may have knowledge or information. The Executive’s full cooperation in connection with such claims, actions or investigations shall include, but not be limited to, being available to meet with counsel to answer questions or to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive’s employment, the Executive also

Candel Therapeutics, 117 Kendrick St., Needham, MA 02494
Tel. 617-916-5445

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shall cooperate fully with the Company, at mutually convenient times, in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out of pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 7(c). It is anticipated and intended that the Executive’s post-employment cooperation pursuant to this Section 7(c) will not unreasonably interfere with his other employment, business or personal obligations.
(d)
Relief. The Executive agrees that it would be difficult to measure any damages caused to the Company which might result from any material breach by the Executive of the Continuing Obligations, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive materially breaches, or proposes to materially breach, any portion of the Continuing Obligations, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such material breach without showing or proving any actual damage to the Company.
8.
Consent to Jurisdiction. The parties hereby consent to the jurisdiction of the state and federal courts of the Commonwealth of Massachusetts. Accordingly, with respect to any such court action, the Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.
9.
Integration. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties concerning such subject matter. For clarity, this Agreement specifically supersedes the offer letter between the Company and the Executive, dated as of October 16, 2020.
10.
Withholding; Tax Effect. All payments made by the Company to the Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.
11.
Successors and Assigns. Neither the Executive nor the Company may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement (including the Restrictive Covenants Agreement) without the Executive’s consent to any affiliate or to any person or entity with whom the Company shall hereafter effect a reorganization or consolidation, into which the Company merges or to whom it transfers all or substantially all of its properties or assets; provided further that if the Executive remains employed or becomes employed by the Company, the purchaser or any of their affiliates in connection with any such transaction, then the Executive shall not be entitled to any payments, benefits or vesting pursuant to Section 5 of this Agreement solely as a result of such transaction.

Candel Therapeutics, 117 Kendrick St., Needham, MA 02494
Tel. 617-916-5445

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This Agreement shall inure to the benefit of and be binding upon the Executive and the Company, and each of the Executive’s and the Company’s respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive’s death after the Executive’s termination of employment but prior to the completion by the Company of all payments or other compensation due to the Executive under this Agreement, the Company shall continue such payments and provide such other compensation to the Executive’s beneficiary designated in writing to the Company prior to the Executive’s death (or to the Executive’s estate, if the Executive fails to make such designation).
12.
Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
13.
Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of the Executive’s employment to the extent necessary to effectuate the terms contained herein.
14.
Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.
15.
Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally or internationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Company or. in the case of the Company, at its main offices, attention of the Board.
16.
Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company.
17.
Effect on Other Plans and Agreements. An election by the Executive to resign for Good Reason under the provisions of this Agreement shall not be deemed a voluntary’ termination of employment by the Executive for the purpose of interpreting the provisions of any of the Company’s benefit plans, programs or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under the Company’s benefit plans, programs or policies except as otherwise provided in Section 7 hereof, and except that the Executive shall have no rights to any severance benefits under any Company severance pay plan, offer letter or otherwise. Except for the Restrictive Covenants Agreement, in the event that the Executive is party to an agreement with the Company providing for payments or benefits under such

Candel Therapeutics, 117 Kendrick St., Needham, MA 02494
Tel. 617-916-5445

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agreement and this Agreement, the terms of this Agreement shall govern and the Executive may receive payment under this Agreement only and not both.
18.
Governing Law. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles thereof. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the First Circuit.
19.
Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

Candel Therapeutics, 117 Kendrick St., Needham, MA 02494
Tel. 617-916-5445

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IN WITNESS WHEREOF, the parties have executed this Agreement effective on the Effective Date.

COMPANY:

Candel Therapeutics, Inc.

By:
Name: Paul Peter Tak, M.D., Ph.D.
Title: President & CEO

EXECUTIVE:

Francesca Barone, M.D., Ph.D.

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Employee proprietary Information, inventions and non-Solicitation
Agreement

In consideration of my employment or continued employment by Candel Therapeutics, Inc., its subsidiaries, parents, affiliates, successors and assigns (together, the “Company”) and the compensation now and later paid to me, I hereby enter into this Proprietary Information, Inventions and Non-Solicitation Agreement (the “Agreement”) and agree as follows;

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I. NONDISCLOSURE.

1.1 Recognition of Company’s Rights; Nondisclosure. I understand and acknowledge that my employment by the Company creates a relationship of confidence and trust with respect to the Company’s Proprietary Information (as defined below) and that the Company has a protectable interest therein. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use. lecture upon or publish any of the Company’s Proprietary Information, except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain the Company’s written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that discloses and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information will be the sole property of the Company and its assigns. 1 will take all reasonable precautions to prevent the inadvertent or accidental disclosure of Proprietary Information. Notwithstanding the foregoing, pursuant to 18 U.S.C. Section 1833(b), I shall not be held criminally or civilly liable under any federal or State trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a federal, State, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

1.2 Proprietary Information. The term “Proprietary Information” will mean any and all confidential and/or proprietary knowledge, data or information of the Company, its affiliates, parents and subsidiaries, which has economic value as a result of its remaining confidential, whether having existed, now existing, or to be developed during my employment, including information developed by me. By way of illustration but not limitation, “Proprietary Information” includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques and any other proprietary technology and all Proprietary Rights therein (collectively, “Inventions”); (b) information regarding research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, margins, discounts, credit terms, pricing and billing policies, quoting procedures, methods of obtaining business, forecasts, future plans and potential strategies, financial projections and business strategics, operational plans, financing and capital-raising plans, activities and agreements, internal services and operational manuals, methods of conducting Company business, suppliers and supplier information, and purchasing; (c) information regarding Customers and Potential Customers (as defined below) of the Company, including customer lists, names, representatives, their needs or desires with respect to the types of products or services offered by the Company, proposals, bids, contracts and their contents and parties, the type and quantity of products and services provided or sought to be provided to Customers and Potential Customers of the Company and other nonpublic information relating to Customers and Potential Customers; (d) information regarding any of the Company’s business partners and their services, including names; representatives, proposals, bids, contracts and their contents and parties, the type and quantity of products and services received by the Company, and other non-public information relating to business partners; (e) information regarding personnel, employee lists, compensation, and employee skills; and (f) any other non-public information which a competitor of the Company could use to the competitive disadvantage of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which was known to me prior to employment with the Company or which is generally known in the trade or industry through no breach of this Agreement or other act or omission by me. Notwithstanding the foregoing or anything to the contrary in this Agreement or any other agreement between the Company and me, nothing in this Agreement shall limit my right to discuss my employment or report possible violations of law or regulation with the Equal Employment Opportunity Commission. United States Department of Labor, the National Labor Relations Board, the Securities and Exchange Commission, or other federal government agency or similar state or local agency or to discuss the terms and conditions of my employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act or to the extent that such disclosure is protected under the applicable provisions of law or regulation, including but not limited to “whistleblower” statutes or other similar provisions that protect such disclosure.

1.3 Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties their confidential and, or proprietary knowledge, data, or information (“Third Party Information”). During my employment and thereafter, I will hold Third Party Information in the strictest confidence

Candel Therapeutics, 117 Kendrick St., Needham, MA 02494
Tel. 617-916-5445

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and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

1.4 Term of Nondisclosure Restrictions. I understand that Proprietary Information and Third Party Information is never to be used or disclosed by me. as provided in this Section 1. If, however, a court decides that this Section 1 or any of its provisions is unenforceable for lack of reasonable temporal limitation and the Agreement or its restriction(s) cannot otherwise be enforced. I agree and the Company agrees that the two (2) year period after the date my employment ends will be the temporal limitation relevant to the contested restriction, provided, however, that this sentence will not apply to trade secrets protected without temporal limitation under applicable law.

1.5 No Improper Use of Information of Prior Employers and Others. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any. of any former employer or any other person to whom I have an obligation of confidentiality, and 1 will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom 1 have an obligation of confidentiality unless consented to in writing by that former employer or person.

2. Assignment Of Inventions.

2.1 Proprietary Rights. The term “Proprietary Rights” will mean all trade secrets, patents, copyrights, trademarks, mask works and other intellectual property rights throughout the world.

2.2 Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Section 2. To preclude any possible uncertainly, I have set forth on Exhibit A (Prior Inventions) attached to this Agreement a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third panics, and that I wish to have excluded from die scope of this Agreement (collectively. “Prior Inventions”). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and will have a nonexclusive, royalty-free, irrevocable, perpetual, fully- paid. worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, make derivative works of, publicly perform, use. sell, import, and exercise any and all present and future rights in such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated. Prior Inventions in any Company Inventions without the Company’s prior written consent.

2.3 Assignment of Inventions. Subject to Subsection 2.4.1 hereby assign, grant and convey to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company or its designee are referred to as “Company Inventions.”

2.4 Obligation to Keep Company Informed. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me. either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment.

2.5 Ownership of Work Product.

Candel Therapeutics, 117 Kendrick St., Needham, MA 02494
Tel. 617-916-5445

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a. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are “works made for hire,” pursuant to United Stales Copyright Act (17 U.S.C., Section 101).

b. I agree that the Company will exclusively own all work product that is made by me (solely or jointly with others) within the scope of my employment, and I hereby irrevocably and unconditionally assign to the Company all right, title, and interest worldwide in and to such work product. I understand and agree that I have no right to publish on., submit for publishing, or use for any publication any work product protected by this Section, except as necessary to perform services for the Company.

2.6 Enforcement of Proprietary Rights. 1 will assist the Company in every proper way to obtain, and from time to time enforce. United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for. obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee, including the United States or any third party designated by the Company. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries will continue beyond the termination of my employment, but the Company will compensate me at a reasonable rate after my termination for the time actually spent by me at the Company’s request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned under this Agreement to the Company.

3. Records. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Company Inventions made by me during the period of my employment at the Company, which records will be available to and remain the sole property of the Company at all times.

4. Duty of Loyalty During Employment. I agree that during the period of my employment by the Company I will not. without the Company’s express written consent, directly or indirectly engage in any employment or business activity which is directly or indirectly competitive with, or would otherwise conflict with, my employment by the Company.

5. No Solicitation Of Employees, Consultants, Contractors, Ok Customers Or Potential Customers. I acknowledge that, because of the nature of my work for the Company, my solicitation, serving or retention of certain customers, consultants or partners with whom the Company docs business from time to time related to my work for the Company would necessarily involve the use or disclosure of Proprietary Information, and the relationships and goodwill of the Company and would otherwise impair the legitimate business interests of the Company. Accordingly, I agree that during the period of my employment and for the one (1) year period after the date my employment ends for any reason, including but not limited to voluntary termination by me or involuntary termination by the Company. I will not. as an officer, director, employee, consultant, owner, partner, or in any other capacity, either directly or through others, except on behalf of the Company:

5.1 solicit, induce, encourage, or participate in soliciting, inducing or encouraging any person known to me to be an employee, consultant, or independent contractor of the Company (i) as to which 1 was informed of any nonstandard or confidential terms in the contract, business arrangement, or negotiation between the Company and such consultant, independent contractor or strategic partner, or (ii) that is then providing, or is under contract to provide

Candel Therapeutics, 117 Kendrick St., Needham, MA 02494
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within the preceding twelve (12) months, services to the Company, to terminate its, to terminate his or her relationship with the Company, even if I did not initiate the discussion or seek out the contact;

5.2 solicit, induce, encourage, or participate in soliciting, inducing, or encouraging any person known to me to be an employee, consultant, or independent contractor of the Company to terminate his or her relationship with the Company to render services Io me or any other person or entity that researches, develops, markets, sells, performs or provides or is preparing to develop, market, sell, perform or provide Conflicting Services (as defined in Section 7 below);

5.3 solicit, induce or attempt to induce any Customer or Potential Customer (as defined below), to terminate, diminish, or materially alter in a manner harmful to the Company its relationship with the Company;

5.4 solicit or assist in the solicitation of any Customer or Potential Customer to induce or attempt to induce such Customer or Potential Customer to purchase or contract for any Conflicting Services; or

5.5 perform, provide or attempt to perform or provide any Conflicting Services for a Customer or Potential Customer.

The parties agree that for purposes of this Agreement, a “Customer or Potential Customer” is any person or entity who or which, at any time during the one (I) year period prior to my contact with such person or entity as described in Sections 5.3-5.5 above if such contact occurs during my employment or, if such contact occurs following the termination of my employment, during the one (I) year period prior to the date my employment with the Company ends: (i) contracted for, was billed for, or received from the Company any product, service or process with which I worked directly or indirectly during my employment by the Company or about which I acquired Proprietary Information; or (ii) was in contact with me or in contact with any other employee, owner, or agent of the Company, of which contact I was or should have been aware, concerning the sale or purchase of, or contract for. any product, service or process with which 1 worked directly or indirectly during my employment with the Company or about which I acquired Proprietary Information; or (iii) was solicited by the Company in an effort in which I was involved or of which I was aware.

6. Non-Association. During the period of my employment with the Company and for one (1) year thereafter, I shall not hire, employ, or engage in a business venture with as partners or owners or other joint capacity, or attempt to hire, employ, or engage in a business venture as partners or owners or other joint capacity, with any person then employed by the Company or who has left the employment of the Company within the preceding three (3) months to research, develop, market, sell, perform or provide Conflicting Services.

7. Definition of Conflicting Services. The parties agree that for purposes of this Agreement, “Conflicting Services” means the performance of duties or provision of products, services or technologies that are the same as or substantially similar to and that are competitive with those duties performed or products, services or technologies provided by me to or on behalf of the Company, on my own behalf or on behalf of any other person or entity other than Company, in connection with manufacturing, marketing, distributing or selling any viral immunotherapy product, or engaging in the research and development thereof, that directly relates to the treatment of cancer or would be competitive with any specific other products with which I had direct involvement or knowledge during my employment by the Company or about which I acquired Proprietary Information during my employment by the Company.

8. REASONABLENESS OF RESTRICTIONS.

8.1 I agree that I have read this entire Agreement and understand it. I agree that this Agreement does not prevent me from earning a living or pursuing my career. I agree that the restrictions contained in this Agreement are reasonable, proper, and necessitated by die Company’s legitimate business interests. I represent and agree that I am entering into this Agreement freely and with knowledge of its contents with the intent to be bound by the Agreement and the restrictions contained in it.

Candel Therapeutics, 117 Kendrick St., Needham, MA 02494
Tel. 617-916-5445

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8.2 In the event that a court finds this Agreement, or any of its restrictions, to be ambiguous, unenforceable, or invalid, I and the Company agree that the court will read the Agreement as a whole and interpret the restriction(s) at issue to be enforceable and valid to the maximum extent allowed by law.

8.3 If the court declines to enforce this Agreement in the manner provided in subsection 8.2, I and the Company agree that this Agreement will be automatically modified to provide the Company with the maximum protection of its business interests allowed by law and 1 agree to be bound by this Agreement as modified.

8.4 If, however, after applying the provisions of subsections 8.2 and 8.3, a court still decides that this Agreement or any of its restrictions is unenforceable for lack of reasonable geographic limitation and the Agreement or restriction(s) cannot otherwise be enforced, the parties hereby agree that the Restricted Territory shall mean one hundred (100) mile radius of any of the following locations: (i) any Company business location at which I have worked on a regular or occasional basis during the preceding year; (ii) my home if I work from home on a regular or occasional basis; (iii) any potential business location of the Company under active consideration by the Company to which I have traveled in connection with the consideration of that location; (iv) the primary business location of a Customer or Potential Customer; or (v) any business location of a Customer or Potential Customer where representatives of the Customer or Potential Customer with whom I have been in contact in the preceding year are based.

9. No Conflicting agreement or Obligation. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement.

10. Return of Company Property. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions. Third Party Information or Proprietary Information of the Company. I further agree that any properly situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving. I will cooperate with the Company in completing and signing the Company’s termination statement if requested to do so by the Company.

11. Legal and Equitable Remedies.

11.1 I agree that it may be impossible to assess the damages caused by my violation of this Agreement or any of its terms. I agree that any threatened or actual violation of this Agreement or any of its terms will constitute immediate and irreparable injury to the Company and the Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach or threatened breach of this Agreement.

11.2 In the event the Company enforces this Agreement through a court order, I agree that the restrictions of Sections 5 through 6 will remain in effect for a period of twelve (12) months from the effective date of the Order enforcing the Agreement.

12. Notices. Any notices required or permitted under this Agreement will be given to the Company at its headquarters location at the time notice is given, labeled “Attention Chief Executive Officer” and to me at my address as listed on the Company payroll, or at such other address as the Company or 1 may designate by written notice to the other. Notice will be effective upon receipt or refusal of delivery. If delivered by certified or registered mail, notice will be considered to have been given five (5) business days after it was mailed, as evidenced by the postmark. If delivered by courier or express mail service, notice will be considered to have been given on the delivery date reflected by the courier or express mail sendee receipt.

13. Publication of This agreement to Subsequent Employer or Business Associates of Employee.

Candel Therapeutics, 117 Kendrick St., Needham, MA 02494
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13.1 If I am offered employment or the opportunity to enter into any business venture as owner, partner, consultant or other capacity while the restrictions described in Sections 5 through 6 of this Agreement are in effect I agree to inform my potential employer, partner, co-owner and/or others involved in managing the business with which I have an opportunity to be associated of my obligations under this Agreement and also agree to provide such person or persons with a copy of this Agreement.

13.2 I also authorize the Company to provide copies of this Agreement to my employer, partner, co owner and/or others involved in managing the business with which I am employed or associated while the restrictions described in Section 5 through 6 of the Agreement are in effect and to make such persons aware of my obligations under this Agreement.

14. General Provisions.

14.1 Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the Commonwealth of Massachusetts as such laws are applied to agreements entered into and to be performed entirely within Massachusetts between Massachusetts residents. I expressly consent to personal jurisdiction and venue in the state and federal courts for the county in which Company’s principal place of business is located for any lawsuit filed there against me by Company arising from or related to this Agreement.

14.2 Severability. In case any one or more of the provisions, subsections, or sentences contained in this Agreement will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement. If moreover, any one or more of the provisions contained in this Agreement will for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it. so as to be enforceable to the extent compatible with the applicable law as it will then appear.

14.3 Successors and Assigns. This Agreement is for my benefit and the benefit of the Company, its successors, assigns, parent corporations, subsidiaries, affiliates, and purchasers, and will be binding upon my heirs, executors, administrators and other legal representatives.

14.4 Survival. The provisions of this Agreement will survive the termination of my employment, regardless of the reason, and the assignment of this Agreement by the Company to any successor in interest or other assignee.

14.5 Employment At-Will. I agree and understand that nothing in this Agreement will change my at-will employment status or confer any right with respect to continuation of employment by the Company, nor will it interfere in any way with my right or the Company’s right to terminate my employment at any time, with or without cause or advance notice.

14.6 Waiver. No waiver by the Company of any breach of this Agreement will be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement will be construed as a waiver of any other right. The Company will not be required to give notice to enforce strict adherence to all terms of this Agreement.

14.7 Advice of Counsel. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, 1 HAVE HAD THE OPPORTUNITY TO SEEK HIE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND 1 HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT WILL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION OF THIS AGREEMENT.

14.8 Entire Agreement. The obligations pursuant to Sections 1 and 2 (except Subsections 2.4 and 2.5(a)) of this Agreement will apply to any time during which I was previously engaged, or am in the future engaged, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during

Candel Therapeutics, 117 Kendrick St., Needham, MA 02494
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such period. Except for the Employment Agreement between the Company and you executed simultaneously herewith, this Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter of this Agreement and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

Candel Therapeutics, 117 Kendrick St., Needham, MA 02494
Tel. 617-916-5445

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[Signatures to follow on next page]

Candel Therapeutics, 117 Kendrick St., Needham, MA 02494
Tel. 617-916-5445

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This Agreement will be effective as of the first day of employment with the Company.

I have read this agreement carefully and understand its terms. I have completely filled out Exhibit A to this Agreement.

/s/ Francesca Barone
(Signature)

Francesca Barone, M.D., Ph.D.
(Printed Name)

Accepted and agreed To:

CANDEL THERAPEUTICS, INC.

By: /s/ Paul Peter Tak

Name: Paul Peter Tak, M.D., Ph.D.
Title: President & CEO

Candel Therapeutics, 117 Kendrick St., Needham, MA 02494
Tel. 617-916-5445

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Exhibit A

Prior Inventions

TO: CANDEL THERAPEUTICS, INC.

FROM: Francesca Barone

DATE:

SUBJECT: Prior Inventions

1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Candel Therapeutics, Inc. (the “Company”) that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

☒ No inventions or improvements.

☐ See below:

☐ Additional sheets attached.

2. Due to a prior confidentiality agreement. I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

Invention or Improvement	Party(ies)	Relationship
1.
2.
3.

☐ Additional sheets attached.

Candel Therapeutics, 117 Kendrick St., Needham, MA 02494
Tel. 617-916-5445

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